Exhibit 99.1
EURAMAX HOLDINGS, INC.
FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

Norcross, Georgia, March 28, 2014 – Euramax Holdings, Inc. (the "Company"), a leading producer of metal and vinyl products sold to the residential repair and remodel, commercial construction and recreational vehicle (RV) markets primarily in North America and Europe, today announced financial results for the fourth quarter and full year of 2013. Net sales, operating loss, and Adjusted EBITDA for the quarter were $196.4 million, $(4.1) million, and $7.3 million, respectively. Net sales, operating income, and Adjusted EBITDA for the year ended December 31, 2013 were $826.7 million, $7.0 million, and $53.4 million, respectively.

President Hugh Sawyer commented, “Following consecutive periods of quarter over quarter growth in revenue and operating income, our results during the fourth quarter of 2013 were negatively impacted by a number of factors including severe winter weather conditions in many of the North America markets we serve. We believe these negative weather conditions likely resulted in a shorter building season and contributed to the decline in our performance when compared to the prior year fourth quarter. Despite the overall decline in revenues and operating income during the fourth quarter of 2013, our operating results in our European business improved during the fourth quarter as a result of continued business development, operational initiatives, and other actions."

Full Year 2013 Financial Summary

•	Net sales for 2013 decreased $10.4 million, or 1.2%, to $826.7 million compared to $837.1 million for 2012.

◦
Net sales declines were primarily the result of lower demand in the Company's U.S. Commercial Products segment predominantly in the post frame construction market. The Company believes this decline in demand was the result of uncertain economic conditions in the U.S. commercial construction markets combined with extreme weather conditions throughout many of its core sales territories in North America during the first and fourth quarters of 2013. Net sales for the Company's European operating segments also continued to be negatively impacted by certain economic conditions and reduced consumer confidence primarily in the RV and transportation end markets we serve.

◦
Overall net sales declines were partially offset by higher demand in the U.S. Residential Products segment. Sales of patio covers and vinyl window products improved over the prior year driven by economic conditions in the residential repair and remodel sector. The Company believes demand for roof drainage and roofing accessory products in both the home center and distributor markets also benefited from favorable weather conditions during the second and third quarters of 2013 compared to significant drought conditions experienced in the prior year. Demand for architectural and industrial projects in the European segments also increased modestly despite market challenges in Western Europe, as a result of ongoing business development initiatives in emerging markets.

◦	Foreign currency translation resulted in an approximate $4.6 million increase in net sales during 2013 primarily as a result of the strengthening of the euro against the U.S. dollar compared to 2012.

•	On a consolidated basis, income (loss) from operations in North America and Europe for 2013 declined $4.4 million, or 38.6%, to $7.0 million compared to $11.4 million for 2012.

◦
In the Company's U.S. segments, operating income declined $7.6 million, or 36.0%, compared to the prior year. This decline is primarily related to lower demand in the U.S. commercial construction markets and a reduction in pricing in both the U.S. Residential and U.S. Commercial segments as a result of lower raw material costs.

◦
In Europe, the Company's end markets continue to be negatively impacted by economic uncertainty and reduced consumer confidence, primarily in the RV and transportation end markets we serve. Despite the overall end market challenges, operating income for our European segments improved $1.6 million, or 61.5%, over the prior year. This improvement in operating income is the result of continued emphasis on various initiatives including product profitability, business development initiatives in emerging markets and actions taken to reduce operating costs and improve efficiency.

•
Adjusted EBITDA is a significant operating measure used by the Company to measure its operating performance and liquidity. Adjusted EBITDA was $53.4 million for 2013 compared to $56.4 million for 2012. Adjusted for the impact of pro forma items, Pro Forma Adjusted EBITDA was $55.5 million for 2013 compared to $61.4 million for 2012.

Conference Call
The Company will host an investor conference call regarding its fourth quarter and full year 2013 financial results at 2:00 p.m. Eastern Time on Tuesday, April 1, 2014. The call can be accessed through the following dial-in numbers: US/Canada: 866-952-1906; International: 785-424-1825. A replay of the conference call will be available through April 29, 2014. The replay may be accessed using the following dial-in information: US/Canada: 800-723-0498; International: 402-220-2652.
Contact Information
Euramax Holdings, Inc.
Mary S. Cullin (770) 449-7066
Senior Vice President, Chief Financial Officer and Treasurer
Email: mcullin@euramax.com

About Euramax Holdings, Inc.
Euramax Holdings, Inc. is an international building products company manufacturing aluminum, steel, vinyl and copper products. The company was formed in 1996 to acquire the fabricated products business of Alumax Inc., an integrated aluminum producer that was later acquired by Alcoa.

Core products include specialty coated coils, metal wall and roof systems, metal and vinyl rain carrying systems, soffit and fascia systems, roofing accessories, aluminum and vinyl windows and doors, patio products, aluminum recreational vehicle doors, windows and sidewalls and aluminum bath and shower enclosures. Products are represented in the market by multiple brands such as Amerimax Exterior Home Products, Amerimax Fabricated Products, Berger Building Products, Fabral, Copper Craft and Euramax Coated Products.

The core of our business model is the supply of fabricated components to original equipment manufacturers, distributors, contractors and home centers. Euramax has grown both organically and through a number of strategic acquisitions to become one of the largest suppliers of specialty coated aluminum coil, building materials and RV sidewalls in North American and international markets.

Forward Looking Statements
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements related to plans for future business development activities, anticipated costs of revenues, product mix, research and development and selling, general and administrative activities, and liquidity and capital needs and resources. When used in this release, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which only speak as of the date of this press release. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

GAAP Versus Non-GAAP Presentation
The Company presents Adjusted EBITDA and Pro Forma Adjusted EBITDA in this press release as additional information regarding the Company’s operating results. Adjusted EBITDA is defined as net loss plus (i) benefit for income taxes, (ii) interest expense and (iii) depreciation and amortization, as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance. The Company’s calculation of Adjusted EBITDA is consistent with the calculation of Consolidated Cash Flow in the indenture governing the Notes, excluding certain proforma items. Proforma Adjusted EBITDA is defined as Adjusted EBITDA given pro forma effect, including pro forma costs savings, for investments, acquisitions, dispositions, mergers, consolidations, business restructurings, operational changes and financing changes made during the fiscal year, as if they had occurred on the first day of the Company's fiscal year. Adjusted EBITDA and Pro Forma Adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the U.S., and should not be considered alternatives to net income as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity.
The Company believes Adjusted EBITDA and Pro Forma Adjusted EBITDA are helpful to investors in highlighting trends because Adjusted EBITDA and Pro Forma Adjusted EBITDA exclude the results of certain decisions of operating management that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The Company also believes Adjusted EBITDA and Pro Forma Adjusted EBITDA are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors use Adjusted EBITDA and Pro Forma Adjusted EBITDA, among other things, to assess the Company’s period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.
A reconciliation of the Company’s Adjusted EBITDA and Pro Forma Adjusted EBITDA to net income (loss) is included in the supplemental information attached to this release.

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$8,977	$10,024
Accounts receivable, less allowances of $2,235 and $2,751 in 2013 and 2012, respectively	73,996	73,876
Inventories, net	89,760	89,294
Income taxes receivable	982	1,527
Deferred income taxes	580	907
Other current assets	7,008	4,789
Total current assets	181,303	180,417
Property, plant, and equipment, net	130,114	141,208
Goodwill	204,053	199,375
Customer relationships, net	40,631	54,589
Other intangible assets, net	7,073	7,475
Deferred income taxes	87	68
Other assets	8,712	11,290
Total assets	$571,973	$594,422
LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$57,262	$55,883
Accrued expenses	26,366	30,667
Accrued interest payable	9,020	9,017
Deferred income taxes	605	847
Total current liabilities	93,253	96,414
Long-term debt	535,396	516,674
Deferred income taxes	18,980	20,419
Other liabilities	32,907	46,907
Total liabilities	680,536	680,414
Shareholder's (deficit) equity
Common stock	195	189
Additional paid-in capital	724,071	721,869
Accumulated loss	(843,750)	(818,855)
Accumulated other comprehensive income	10,921	10,805
Total shareholders' (deficit) equity	(108,563)	(85,992)
Total liabilities and shareholders' (deficit) equity	$571,973	$594,422

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

	Three months ended		Twelve months ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net sales	$196,431	$195,492	$826,672	$837,140
Costs and expenses:
Cost of goods sold (excluding depreciation and amortization)	171,539	166,788	699,962	701,045
Selling and general (excluding depreciation and amortization)	15,661	19,069	75,428	83,492
Depreciation and amortization	9,542	8,846	35,099	34,784
Other operating charges	3,810	3,823	9,165	6,425
Multiemployer pension withdrawal expense	—	—	—	39
Income (loss) from operations	(4,121)	(3,034)	7,018	11,355
Interest expense	(12,821)	(14,067)	(54,078)	(54,858)
Other income, net	3,343	4,337	7,404	5,012
Loss before income taxes	(13,599)	(12,764)	(39,656)	(38,491)
Benefit from income taxes	(2,117)	(883)	(14,761)	(1,723)
Net loss	$(11,482)	$(11,881)	$(24,895)	$(36,768)

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended
	December 31, 2013	December 31, 2012
Net cash (used in) provided by operating activities	$(10,315)	$3,985

Investing activities:
Proceeds from sale of assets	2,346	1,321
Capital expenditures	(10,742)	(7,140)
Purchase of a business, net of cash acquired	—	(6,445)
Net cash used in investing activities	(8,396)	(12,264)

Financing activities:
Net borrowings on ABL Credit Facility	18,270	8,280
Deferred financing fees	(175)	(34)
Net cash provided by financing activities	18,095	8,246

Effect of exchange rate changes on cash	(431)	(4,270)
Net decrease in cash and cash equivalents	(1,047)	(4,303)
Cash and cash equivalents at beginning of year	10,024	14,327
Cash and cash equivalents at end of year	$8,977	$10,024

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(in thousands)
(unaudited)
Reconciliation of net loss to Adjusted EBITDA is as follows:

	Three months ended		Twelve months ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net loss	$(11,482)	$(11,881)	$(24,895)	$(36,768)

Add:
Interest expense	12,821	14,067	54,078	54,858
Depreciation and amortization (a)	9,542	8,846	35,099	35,280
Benefit from income taxes	(2,117)	(883)	(14,761)	(1,723)

Adjustments:
Other income, net (b)	(3,343)	(4,337)	(7,404)	(5,012)
Transition services agreement expense (c)	2,000	—	2,000	—
Plant closure, severance, relocation and one-time compensation costs	1,154	3,489	5,903	5,119
Asset write-offs and impairments (d)	1,121	—	1,121	—
Non-recurring consulting, legal and professional fees	43	269	89	1,014
Stock compensation expense	(37)	755	2,208	3,036
Long term incentive plan (e)	(2,406)	(836)	(1,604)	277
Loss on asset held for sale (f)	—	—	1,594	—
Multiemployer pension withdrawal	—	—	—	39
Acquisition-related costs	—	65	—	292
Adjusted EBITDA (g)	$7,296	$9,554	$53,428	$56,412

(a)
Depreciation and amortization for 2012 included amortization attributable to royalty payments under a minimum purchase agreement entered into in connection with our acquisition of a product line in 2005, which was being recognized in net sales. The royalty agreement was fully amortized as of September 28, 2012.

(b)
Other income, net for the three months ended December 31, 2013 is primarily comprised of translation gains on intercompany obligations of approximately $3.5 million, offset by losses of $0.2 million on forward foreign currency contracts. Other income, net for the three months ended December 31, 2012 is primarily composed of translation gains on intercompany obligations of $4.6 million, offset by losses of $0.2 million on forward foreign currency contracts.

Other income, net for the year ended December 31, 2013 is primarily comprised of translation gains of approximately $7.6 million, offset by losses of $0.4 million on forward foreign currency contracts. Other income, net for the year ended December 31, 2012 includes a $0.5 million gain on the sale of assets related to the exit of our RV door product line and translation gains on intercompany obligations of $4.9 million, offset by losses of $0.3 million on forward foreign currency contracts.

(c)
Transition services agreement expense for the three months and year ended December 31, 2013, include expenses incurred related to the resignation of the Company's chief executive officer in November 2013.

(d)
Asset writeoffs and impairments for the year ended December 31, 2013 includes a $1.1 million impairment of capitalized software costs as a result of the decision to abandon the implementation of an Enterprise Resource Planning System that did not align with the Company's relocation and consolidation activities.

(e)
The Company determined that as of December 31, 2013, the liability related to the Long Term Incentive Plan (the "Plan") no longer met the probability threshold required by generally accepted accounting principles for recognition in the financial statements. As a result, previously recorded compensation expense of $2.4 million was reversed within selling, general, and administrative expenses during the fourth quarter of 2013.

(f)
Loss on assets held for sale for the year ended December 31, 2013 includes the sale of land and buildings as part of restructuring activities in the European Engineered Products segment related to the consolidation and relocation of multiple plant facilities into one location.

(g)
Adjusted EBITDA excludes certain pro forma adjustments allowable under the definition of Consolidated Cash Flow used in calculating the Fixed Charge Coverage Ratio and Secured Debt Ratio under the indenture for the Company’s Notes. We have prepared a reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA in the following table.

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
PROFORMA ADJUSTED EBITDA RECONCILIATION
(in thousands)
(unaudited)
Reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA is as follows:

	Year Ended
	December 31, 2013	December 31, 2012
Adjusted EBITDA	$53,428	$56,412

Pro Forma Adjustments:
Legal, professional and consulting fees	963	1,663
Cost savings from restructuring activities and other social programs	1,025	1,574
Pro forma impact of acquisitions and exit activities and (a)	302	1,165
Cost incurred as a result of supply disruptions	—	635
Contributions to pension plans in excess of net periodic pension cost (b)	(231)	(19)
Pro Forma Adjusted EBITDA	$55,487	$61,430

(a)
Acquisitions and exit activities in 2013 included the discontinuance of a product line and one time product enhancement costs in our European Engineered Products segment. Acquisitions and exit activities in 2012 were primarily comprised of the pro forma impact, totaling approximately $1.2 million on adjusted EBITDA, as if the acquisition of Cleveland Tubing, Inc. had occurred on the first day of the Company's fiscal year.

(b)
These amounts represent cash contributions to defined benefit pension plans in the U.S. and UK in excess of net periodic pension cost recognized during the fiscal year. In 2013, the Company recognized a $0.2 million gain on its Senior Executive Retirement Plan as a result of the resignation of its chief executive officer in November 2013.